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                                                                    EXHIBIT 10.6

                       SOUTHWEST SECURITIES GROUP, INC.
                              STOCK PURCHASE PLAN


                                   ARTICLE I
                           PURPOSE AND ESTABLISHMENT
                           -------------------------

     1.01 Purpose. The Southwest Securities Group, Inc. Stock Purchase Plan (the "Plan") is intended to provide a method whereby Eligible Participants will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock of the Company.

     1.02 Shares Reserved. There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 1,000,000 shares of Common Stock of the Company.


                                  ARTICLE II
                                  DEFINITIONS
                                  -----------

     The following words when used in this Plan have the respective meanings set forth below unless the context clearly indicates otherwise:

     2.01 Account means the account or record established and maintained by the Committee reflecting the value of the cash and Company Stock, if any, of each Participant attributable to his payroll deductions. Within each such Account, the Committee shall establish and maintain a cash subaccount, representing a Participant's payroll deductions awaiting investment in Company Stock and a Company Stock subaccount, representing shares of Company Stock purchased on behalf of the Participant by the Committee.

     2.02 Affiliated Company means the Company and any subsidiary of the Company, as defined in section 424(f) of the Code.

     2.03  Committee shall mean the individuals described in Article V.

     2.04 Company means Southwest Securities Group, Inc., a Delaware corporation.

     2.05  Company Stock means the common stock of the Company, $.10 par value.

     2.06 Compensation means the total amount paid to a Participant by an Employer as reported on Form W-2 or 1099 for each calendar year during the term hereof.

     2.07  Effective Date means January 1, 1998.


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     2.08  Eligible Participant means any person classified by the Committee as eligible to participate in the Plan; provided, however, that officers and directors of the Company shall not participate in the Plan.

     2.09 Employer means the Company and any other Affiliated Company, provided such Affiliated Company is designated by the Board of Directors of the Company.

     2.10 Participant means an Eligible Participant who has executed a participation election form pursuant to Section 3.02 hereof and has commenced participation in the Plan.

     2.11 Plan means the stock purchase plan embodied herein, as the same may be amended from time to time, and shall be known as the "Southwest Securities Group, Inc. Stock Purchase Plan."

     Gender and Number. Except as otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     3.01 Eligibility. Each Eligible Participant shall be eligible to participate in the plan as of the Effective Date. Each other individual who becomes an Eligible Participant after the Effective Date shall be eligible to participate in the Plan as of the first January 1 or July 1 (if he is an Eligible Participant on that date) that coincides with or next follows the date such individual becomes an Eligible Participant.

     3.02 Commencement of Participation. Subject to the provisions hereof, an Eligible Participant may elect to become a Participant by executing and filing with the Committee a participation election form, in such form and manner as the Committee may prescribe, on which he elects to participate in the Plan, authorizes his Employer to make payroll deductions and to transfer such payroll deductions to the Committee on his behalf, and designates a payroll deduction rate. Participation in the Plan shall commence on the effective date of the form in accordance with Section 4.02 hereof, and shall continue in effect until amended or terminated.

     3.03 Waiver of Participation. Any Eligible Participant who chooses not to participate in the Plan when he is first eligible to participate shall waive his right to participate until either the first January 1 or July 1 of any subsequent calendar year.


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                                  ARTICLE IV
                              PAYROLL DEDUCTIONS
                              ------------------

     4.01 Amount of Deduction. At the time an Eligible Participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the period he is a Participant at the rate of 5%, 10% or 15% of his Compensation.

     4.02 Effective Date of Eligible Participant's Participation and Payroll Deduction Election. The effective date of an Eligible Participant's participation and payroll deduction election shall be no earlier than the first day of the payroll period coinciding with or next following the Effective Date or the first January 1 or July 1 following the date the Eligible Participant's participation election form is received in executed form by his Employer and by the Committee (provided such effective date is no earlier than the date the Eligible Participant first becomes eligible to participate in the Plan).

     4.03 Participant's Account. As soon as administratively practicable following the date payroll deductions are made from a Participant's Compensation, the Committee shall cause such amounts to be credited to the Participant's Account under the Plan. A Participant may not make any separate cash payment into his Account except when on leave of absence and then only as provided in Section 4.05.

     4.04 Changes in Payroll Deductions. Prior to any January 1 or July 1, a Participant may at any time increase or decrease his payroll deduction by filing a new payroll deduction election which shall become effective on the first day of the payroll period coinciding with or next following the such January 1 or July 1.

     4.05 Leave of Absence. If a Participant is absent from work due to a leave of absence, such Participant shall have the right to elect (i) to withdraw the balance in his Account pursuant to Section 7.01 hereof, or (ii) to discontinue contributions to the Plan but remain a Participant, or (iii) to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments, if any, by the Employer to the Participant during such leave of absence and undertaking to make cash payments directly to the Committee at the end of each payroll period to the extent that amounts payable by the Employer to such Participant are insufficient to meet such Participant's authorized payroll deductions.

     4.06 Transfer to Ineligible Participant. A Participant's payroll deduction election shall terminate automatically if the Participant is no longer classified by the Committee as an Eligible Participant. During the period a Participant is ineligible to participate in the Plan pursuant to this Section, the Participant may withdraw those shares of Company Stock which have vested and cash held in his Account, if any, and may elect to sell shares of Company Stock held in his Account pursuant to Section 6.04 hereof. Upon return of the Participant to eligible employment, the Participant shall be permitted to execute a new participation election form and resume having payroll deductions paid to the Committee on his behalf under Section 4.03 hereof, provided that


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the effective date of the new participation election form shall be no earlier than the later of (i) January 1 or July 1 of a calendar year following the date the participation form is received in executed form by the Employer and the Committee or (ii) the date the individual is deemed an Eligible Participant. In the event that a Participant ceases to be an employee of the Employer for any reason before the Vesting Date (as hereafter defined), he will forfeit all unvested shares. Prior to vesting, any dividends are also subject to forfeiture, but the shares may be voted by the Participant.

     4.07 Registration of Company Stock Distributed to Participant. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Committee prior to distribution, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.


                                   ARTICLE V
                                ADMINISTRATION
                                --------------

     5.01 Appointment of Committee. The Board of Directors of the Company may appoint a Committee to administer the Plan, which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan. If no Committee is appointed, the Board of Directors shall perform the functions of the Committee.

     5.02 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all of the provisions of the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

     5.03 Administration of the Plan by the Committee. The Committee shall prepare participation election forms and distribute such forms to Eligible Participants. Upon receipt by the Committee of an Eligible Participant's executed participation election form, the Committee shall establish an Account for such Participant to hold the Participant's payroll deductions pending investment in Company Stock as hereinafter provided. Pending the investment of amounts held in Participants' Accounts in shares of Company Stock as hereinafter provided, the Committee is not responsible for any short-term investment of such amounts and Participants will not earn interest or other income on any funds held in their Accounts pending investment.

     5.04 Rules Governing Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such


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times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


                                  ARTICLE VI
                              PURCHASE OF SHARES
                              ------------------

     6.01 Purchase Price. As of the first business day following the end of each six month calendar period, or as soon as administratively practicable thereafter, the Committee shall use the funds accumulated in Participants' Accounts to purchase from the Company the greatest number of shares of Company Stock that can then be purchased with such funds at seventy-five percent (75%) of the fair market value of such shares on that date. "Fair market value" shall mean the six-month average trading price of the Company Stock, determined by calculating the average month-end closing prices of the Company Stock for the preceding six-month period.

     6.02 Allocation of Shares. Shares of Company Stock acquired by the Committee shall be allocated to the Account of each Participant in whole shares, and any remaining cash shall be retained by the Committee to be used for future purchases of Company Stock.

     6.03 Reporting by the Committee to Participants. As soon as administratively practicable following the end of each calendar year, the Committee shall prepare and distribute to each Participant a statement reflecting the cash and shares of Company Stock then held in the Participant's Account.

     6.04 Sales of Company Stock. The Company Stock issued to the Participants under the Plan shall be non-transferrable and shall be held by the Committee in the Participant's Account until it vests two years after the date of purchase ("Vesting Date"). Each Participant may direct the Committee to sell all or any portion of the shares of Company Stock held in his Account at any time after the Vesting Date. The Committee shall establish policies and procedures with Participants to ensure timely sales of Company Stock pursuant to this Section
6.04. The Committee shall prepare and furnish to Participants tax information returns required by any taxing authority relating to sales of Company Stock on behalf of a Participant and shall be authorized to withhold amounts required to be withheld for federal or state tax purposes in connection with such sales.

     6.05 Payment of Expenses. The Company shall pay the expenses of establishing and maintaining the Plan.


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                                  ARTICLE VII
                                 DISTRIBUTIONS
                                 -------------

     7.01 Termination of Employment. As soon as administratively practicable following the Participant's termination of employment for any reason, including retirement and death, the payroll deductions and the vested shares of Company Stock credited to his Account will be distributed to him, or in the case of his death, to the person or persons entitled thereto under Section 8.01.


                                 ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

     8.01 Death of Participant. Upon the death of a Participant, the Committee shall deliver the vested Company Stock and/or cash then credited to the Participant's Account to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee shall hold the Participant's Account pending instructions from a person authorized to direct the disposition of Participants' Account under applicable law.

     8.02 Amendment and Termination. The Board of Directors of the Company shall have complete power and authority to terminate or amend the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant to Company Stock and cash then credited to his Account.

     8.03 No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Affiliated Company, and it shall not be deemed to interfere in any way with the Company's or an Affiliated Company's right to terminate, or otherwise modify, an employee's employment at any time.

     8.04 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without 'imitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

     8.05 Governing Law. The law of the State of Texas will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.


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     IN WITNESS WHEREOF, the Company has executed this Plan as of the 20/th/ day of August, 1997, effective as set forth herein.


                                SOUTHWEST SECURITIES GROUP, INC.



                                By: /s/ KENNETH R. HANKS
                                   ---------------------------------------------


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